UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 10, 2010

Vertro, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-30428 (Commission File Number)	88-0348835 (IRS Employer Identification No.)

143 Varick Street
New York, New York	10013
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 231-2000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K fıling is intended to simultaneously satisfy the fıling obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01            Entry Into A Material Definitive Agreement.

On May 10, 2010, Vertro, Inc. (the “Company”) entered into a Reserve Equity Financing Agreement (the “REF Agreement”) with AGS Capital Group, LLC (“AGS”), pursuant to which AGS committed to purchase, from time to time over a period of two years, shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”) for cash consideration up to $2.0 million, subject to certain conditions and limitations.  In connection with the REF Agreement, the Company also entered into a registration rights agreement with AGS, dated May 10, 2010 (the “RRA Agreement”).

The following is a summary of the REF Agreement and the RRA Agreement, is not complete, and is qualified in its entirety by reference to the full text of those agreements, each of which is attached as an exhibit to this Current Report on Form 8-K. Readers should review those agreements for a complete understanding of the terms and conditions associated with this financing. The provisions of the REF Agreement and RRA Agreement, including without limitation the representations and warranties contained therein, are not intended as documents for investors and the public to obtain factual information about the current state of affairs of the parties to those documents and agreements. Rather, investors and the public should look to other disclosures contained in the Company’s reports under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Reserve Equity Financing Agreement

For a period of 24 months from the effectiveness of a registration statement filed pursuant to the RRA Agreement, the Company may, from time to time, at its discretion, and subject to certain conditions that it must satisfy, draw down funds under the REF Agreement by selling shares of its Common Stock to AGS up to an aggregate of $2.0 million, subject to various limitations that may reduce the total amount available to the Company. The purchase price of these shares will be 92% of the lowest “VWAP” of the Common Stock during the pricing period (the “Pricing Period,”) which is the five consecutive trading days after the Company give AGS a notice of an advance of funds (an “Advance”), under the REF Agreement.  The “VWAP” means, as of any date, the daily dollar volume weighted average price of the Common Stock as reported by Bloomberg, L.P. or comparable financial news service.

The amount of an Advance will automatically be reduced by 40% for each day during the Pricing Period that the VWAP for that day does not meet or exceed 98% of the average closing price of the Common Stock for the ten trading days prior to the notice of Advance, which is referred to as the “Floor Price.”  In addition, the Advance will automatically be reduced by 20% if trading in the Common Stock is halted for any reason during the Pricing Period.

The Company’s ability to require AGS to purchase its Common Stock is subject to various conditions and limitations. The maximum amount of each Advance is equal to the greater of $500,000 or 500% of the quotient obtained by dividing the average daily trading volume for the ten days immediately preceding the notice of Advance, as reported by Bloomberg or comparable financial news service, by the VWAP.  In addition, a minimum of five calendar days must elapse between each notice of Advance.

Before AGS is obligated to buy any shares of the Common Stock pursuant to a notice of Advance, the following conditions, none of which is in AGS’s control, must be met:

•
The Company shall have filed with the SEC a registration statement with respect to the resale of the shares of Common Stock issued to AGS in accordance with and subject to the terms of the RRA Agreement, and such registration statement shall have previously become effective and shall remain effective in accordance with and subject to the terms of the RRA Agreement;

•
The Company shall have obtained all permits and qualifications required by any applicable state in accordance with the registration rights agreement for the offer and sale of the shares of Common Stock, or shall have the availability of exemptions therefrom. The sale and issuance of the shares of Common Stock shall be legally permitted by all laws and regulations to which the Company is subject;

•
The Company shall have filed with the SEC in a timely manner all reports, notice and other documents required of a reporting company under the Securities Exchange Act of 1934, as amended (the Exchange Act), and applicable SEC regulations;

•	The Company shall have paid any unpaid fees under the REF Agreement;

•	There shall not be any fundamental changes to the information set forth in the registration statement which are not already reflected in a post-effective amendment to the registration statement;
•
The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the REF Agreement and the RRA Agreement to be performed, satisfied or complied with by the Company;

•
No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of or which would materially modify or delay any of the transactions contemplated by the REF Agreement, and no proceeding shall have been commenced that may have the effect of prohibiting the consummation of or materially modify or delay any of the transactions contemplated by the REF Agreement;

•
The Common Stock is trading on a principal market (as defined in the REF Agreement, and including the Nasdaq Capital Market). The trading of the Common Stock is not suspended by the SEC or the principal market. The issuance of shares of Common Stock with respect to the applicable closing will not violate the stockholder approval requirements of the principal market. The Company shall not have received any notice threatening the continued quotation of the Common Stock on the principal market and the Company shall have no knowledge of any event which would be more likely than not to have the effect of causing the Common Stock to not be trading or quoted on a principal market;

•
The amount of an Advance shall not exceed the Maximum Advance Amount. In no event shall the number of shares issuable to AGS pursuant to an Advance cause the aggregate number of shares of Common Stock beneficially owned by AGS and its affiliates to exceed 9.99% of the then outstanding shares of the Common Stock. Any portion of an Advance that would cause AGS to exceed the ownership limitation in the prior sentence shall automatically be withdrawn. For the purposes of this provision, beneficial ownership is calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended.  If required by the Principal Market, until the Company obtains the requisite approval of its stockholders in accordance with Delaware law, no more than 19.9% of the Common Stock may be issued and sold pursuant to the REF Agreement;

•	The Company has no knowledge of any event which would be more likely than not to have the effect of causing such registration statement to be suspended or otherwise ineffective at closing;
•	No shares may be sold under an Advance if the VWAP on any day during the Pricing Period is less than any Hard Floor Price that the Company sets in an Advance Notice; and
•	AGS shall have received an Advance notice executed by an officer of the Company and the representations contained in such Advance notice shall be true and correct.

There is no guarantee that the Company will be able to meet the foregoing conditions or any other conditions under the REF Agreement or that the Company will be able to draw down any portion of the amounts available under the REF Agreement.

The Company intends to register approximately 5,000,000 shares of Common Stock under the REF Agreement.  The entire share requirement for the full $2.0 million under the REF Agreement would be approximately 3,881,988 based on an assumed VWAP of $0.56 less the 8.0% discount.  If the Company decides to issue more than 5,000,000 shares, the Company will need to file one or more additional registration statements with the SEC covering those additional shares.

The REF Agreement contains representations and warranties by us and AGS which are typical for transactions of this type.  AGS agreed that during the term of the REF Agreement, AGS will not enter into or execute any short sale of any shares of the Common Stock as defined in Regulation SHO promulgated under the Exchange Act.  The REF Agreement also contains a variety of covenants by us which are typical for transactions of this type.

The REF Agreement obligates the Company to indemnify AGS for certain losses resulting from a misrepresentation or breach of any representation or warranty made by us or breach of any obligation of ours. AGS also indemnifies the Company for similar matters.

The Company is required to pay AGS a fee of $80,000 in shares of its Common Stock and a due diligence fee of $15,000 in cash in connection with the REF Agreement.

The Company may terminate the REF Agreement effective upon fifteen trading days’ prior written notice to AGS; provided that there are no Advances outstanding, and the Company has paid all amounts owed to AGS pursuant to the REF Agreement. The obligation of AGS to make an Advance to us pursuant to the REF Agreement shall terminate permanently if  there shall occur any stop order or suspension of the effectiveness of the registration statement for an aggregate of 50 trading days, or the Company shall at any time fail materially to comply with certain covenants specified in the REF Agreement and such failure is not cured within 30 days after receipt of written notice from AGS, subject to exceptions.

Registration Rights Agreement

The shares of Common Stock that may be issued to AGS under the REF Agreement will be issued pursuant to an exemption from registration under the Securities Act of 1933, as amended, (the “Securities Act”).  Pursuant to the registration rights agreement, the Company will file a registration statement, covering the possible resale by AGS of the shares that the Company may issue to AGS under the REF. The registration statement may cover only a portion of the total shares of the Common Stock issuable pursuant to the REF with AGS.  The Company may file subsequent registration statements covering the resale of additional shares of Common Stock issuable pursuant to the REF Agreement.  As described above, the effectiveness of the registration statement is a condition precedent to the Company’s ability to sell Common Stock to AGS under the REF Agreement. The Company intends to file the registration statement as soon as practicable after the date hereof.

A copy of the Company’s press release, issued May 11, 2010, entitled “Vertro, Inc. announces Reserve Equity Financing Agreement” is being furnished herewith as Exhibit 99.1.

Item 2.02. Results of Operations and Financial Condition.

On May 11, 2010, the Company issued a press release entitled “Vertro, Inc. Announces First Quarter 2010 Results” regarding its financial results for the three months ended March 31, 2010, and held a management conference call to discuss these results and the outlook of the Company. A copy of the Company’s press release is being furnished herewith as Exhibit 99.2 and a copy of the script of the Company’s management for the conference call is being furnished herewith as Exhibit 99.3.

The information in this Current Report on Form 8-K under this caption and accompanying exhibits are being furnished under Item 2.02 and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933 (the “Securities Act”) or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

The Company made reference to non-GAAP financial information in both the press release and the conference call. A reconciliation of these non-GAAP financial measures to the comparable GAAP financial measures is contained in the attached press release.

Item 3.02           Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.02.

 Item 7.01. Regulation FD Disclosure.

On May 11, 2010, the Company held a management conference call to discuss the Company’s financial results for the three months ended March 31, 2010, the outlook of the Company and certain other matters. A copy of the script of the Company’s management for the conference call is being furnished herewith as Exhibit 99.3.

The information in this Current Report on Form 8-K under this caption and Exhibit 99.2 are being furnished under Item 7.01 and shall not be deemed to be “filed” for the purposes of Section 18 of Exchange Act, or otherwise subject to the liabilities of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01            Financial Statements and Exhibits.

 (d)           Exhibits.

Exhibit No.	Description

10.1	Reserve Equity Financing Agreement, dated May 10, 2010, by and between AGS Capital Group, LLC and Vertro, Inc.

10.2	Registration Rights Agreement, dated May 10, 2010, by and between AGS Capital Group, LLC and Vertro, Inc.

99.1	Press Release, dated May 11, 2010, entitled “Vertro, Inc. announces Reserve Equity Financing Agreement.”

99.2	Press release dated March 25, 2010, entitled “Vertro, Inc. Announces First Quarter 2010 Results”

99.3	Vertro, Inc. Earnings Call Script

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vertro, Inc.

Date: May 11, 2010	By:	/s/ John B. Pisaris
John B. Pisaris
General Counsel & Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Reserve Equity Financing Agreement, dated May 10, 2010, by and between AGS Capital Group, LLC and Vertro, Inc.

10.2	Registration Rights Agreement, dated May 10, 2010, by and between AGS Capital Group, LLC and Vertro, Inc.

99.1	Press Release, dated May 11, 2010, entitled “Vertro, Inc. announces Reserve Equity Financing Agreement.”

99.2	Press release dated March 25, 2010, entitled “Vertro, Inc. Announces First Quarter 2010 Results”

99.3	Vertro, Inc. Earnings Call Script